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                                                                  Exhibit 99.i.4


                          GLADSTONE CAPITAL CORPORATION
                     EARLY EXERCISE STOCK PURCHASE AGREEMENT
            UNDER THE AMENDED AND RESTATED 2001 EQUITY INCENTIVE PLAN


         THIS AGREEMENT is made by and between GLADSTONE CAPITAL CORPORATION, a Maryland corporation ("COMPANY"), and _______________ ("PURCHASER").

                                   WITNESSETH:

         WHEREAS, Purchaser holds a stock option dated ________________ to purchase shares of common stock ("COMMON STOCK") of the Company ("OPTION") pursuant to the Company's Amended and Restated 2001 Equity Incentive Plan ("PLAN");

         WHEREAS, the Option consists of a Stock Option Grant Notice and a Stock Option Agreement;

         WHEREAS, Purchaser desires to exercise the Option on the terms and conditions contained herein;

         WHEREAS, Purchaser wishes to take advantage of the early exercise provision of the Purchaser's Option and therefore to enter into this Agreement.

         NOW, THEREFORE, IT IS AGREED between the parties as follows:

         1. INCORPORATION OF PLAN AND OPTION BY REFERENCE. This Agreement is subject to all of the terms and conditions as set forth in the Plan and the Option. If there is a conflict between the terms of this Agreement and/or the Option and the terms of the Plan, the terms of the Plan shall control. If there is a conflict between the terms of this Agreement and the terms of the Option, the terms of the Option shall control. Defined terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Defined terms not explicitly defined in this Agreement or the Plan but defined in the Option shall have the same definitions as in the Option.

         2.       PURCHASE AND SALE OF COMMON STOCK.

                  (a) AGREEMENT TO PURCHASE AND SELL COMMON STOCK. Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Purchaser, an aggregate of ____________ (________) shares of Common Stock at $____ per share, for an aggregate purchase price of $______________, payable as follows:

         Cash                                                        $__________

         Promissory Note                                             $__________

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         Total Exercise Price                                        $__________

                  (b) CLOSING. The closing hereunder, including payment for and delivery of the Common Stock, shall occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

         3.       UNVESTED SHARE REPURCHASE OPTION

                  (a) REPURCHASE OPTION. In the event Purchaser's Continuous Service terminates, then the Company shall have an irrevocable option ("REPURCHASE OPTION") for a period of ninety (90) days after said termination [NOTE: REPURCHASE OPTION IS NOT DEPENDENT UPON THE TYPE OF TERMINATION (I.E., CAUSE, DISABILITY, DEATH) EXCEPT TO THE EXTENT THAT THE OPTION ITSELF PROVIDES FOR ACCELERATION OF VESTING ON DESCRIBED TERMINATION EVENTS], or such longer period as may be agreed to by the Company and the Purchaser, to repurchase from Purchaser or Purchaser's personal representative, as the case may be, those shares that Purchaser received pursuant to the exercise of the Option that has not as yet vested as of such termination date in accordance with the Vesting
Schedule indicated on Purchaser's Stock Option Grant Notice, attached hereto as EXHIBIT A ("UNVESTED SHARES").

                  (b) SHARES REPURCHASABLE AT PURCHASER'S ORIGINAL EXERCISE PRICE. The Company may repurchase all or any of the Unvested Shares at a price ("OPTION PRICE") equal to the Purchaser's Exercise Price for such shares as indicated on Purchaser's Stock Option Grant Notice.

         4. EXERCISE OF REPURCHASE OPTION. The Repurchase Option shall be exercised by written notice signed by an Officer of the Company and delivered or mailed as provided herein. Such notice shall identify the number of shares of Common Stock to be purchased and shall notify Purchaser of the time, place and date for settlement of such purchase, which shall be scheduled by the Company within the term of the Repurchase Option set forth above. The Company shall be entitled to pay for any shares of Common Stock purchased pursuant to its Repurchase Option at the Company's option in cash or by offset against any indebtedness owing to the Company by Purchaser, or by a combination of both. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Common Stock being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the Common Stock being repurchased by the Company, without further action by Purchaser.

         5. CAPITALIZATION ADJUSTMENTS TO COMMON STOCK. In the event of a capitalization adjustment affecting the Company's outstanding Common Stock as a class as designated in the Plan, then any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of Common Stock shall be immediately subject to the Repurchase Option and be included in the word "Common Stock" for all purposes of the Repurchase Option with the same force and effect as the shares of the



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Common Stock presently subject to the Repurchase Option, but only to the extent the Common Stock is, at the time, covered by such Repurchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Common Stock upon exercise of the Repurchase Option shall be appropriately adjusted.

         6. CORPORATE TRANSACTION OR CHANGE IN CONTROL. In the event of a "Corporate Transaction" or "Change in Control" transaction as defined in Section 2 of the Plan (for purposes of this Agreement, collectively referred to as "CHANGE IN CONTROL"), then the Repurchase Option may be assigned by the Company to the successor of the Company (or such successor's parent company), if any, in connection with such Change in Control. To the extent the Repurchase Option remains in effect following such Change in Control, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of the Change in Control, but only to the extent the Common Stock was at the time covered by such right. Appropriate adjustments shall be made to the price per share payable upon exercise of the Repurchase Option to reflect the Change in Control upon the Company's capital structure; provided, however, that the aggregate Option Price shall remain the same.

         7. RIGHTS OF PURCHASER. Subject to the provisions of the Option and any pledge agreement executed by the Purchaser, Purchaser shall exercise all rights and privileges of a stockholder of the Company with respect to the shares. Purchaser shall be deemed to be the holder of the shares for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Company's Repurchase Option.

         8. LIMITATIONS ON TRANSFER. In addition to any other limitation on transfer created by applicable securities laws, or any other document which restricts common stock transfers, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock while the Common Stock is subject to the Repurchase Option. After any Common Stock has been released from the Repurchase Option, Purchaser shall not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Common Stock except in compliance with the provisions herein and applicable securities laws. Any attempted transfer in violation of this provision shall be void and of no legal force and, at the Company's discretion, shall result in forfeiture of Purchaser's stock.

         9. RESTRICTIVE LEGENDS. All certificates representing the Common Stock shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

                  (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN OPTION SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER'S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH


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OPTION IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY."

                  (b)     Any legend required by appropriate blue sky officials.

         10. SECTION 83(b) ELECTION. Purchaser understands that Section 83(a) of the Code, taxes as ordinary income the difference between the amount paid for the Common Stock and the fair market value of the Common Stock as of the date any restrictions on the Common Stock lapse. In this context, "restriction" includes the right of the Company to buy back the Common Stock pursuant to the Repurchase Option set forth above. Purchaser understands that Purchaser may elect to be taxed at the time the Common Stock is purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an "83(b) Election") of the Code with the Internal Revenue Service within thirty (30) days from the date of purchase. Even if the fair market value of the Common Stock at the time of the execution of this Agreement equals the amount paid for the Common Stock, the 83(b) Election must be made to avoid income under
Section 83(a) in the future. Purchaser understands that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that Purchaser must file an additional copy of such 83(b) Election with his or her federal income tax return for the calendar year in which the date of this Agreement falls. Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Common Stock hereunder, and does not purport to be complete. Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser's death. Purchaser assumes all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Common Stock.

         11. REFUSAL TO TRANSFER. The Company shall not be required (a) to transfer on its books any shares of Common Stock of the Company which shall have been transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

         12. NO EMPLOYMENT RIGHTS. This Agreement is not an employment contract and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company (or a parent or subsidiary of the Company) to terminate Purchaser's employment for any reason at any time, with or without cause and with or without notice.

         13.      MISCELLANEOUS.

                  (a) NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or sent by telegram or fax or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at such party's address hereinafter shown below



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its signature or at such other address as such party may designate by ten (10)
days' advance written notice to the other party hereto.

                  (b) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's successors, and assigns. The Company may assign the Repurchase Option hereunder at any time or from time to time, in whole or in part.

                  (c) ATTORNEYS' FEES; SPECIFIC PERFORMANCE. Purchaser shall reimburse the Company for all costs incurred by the Company in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys' fees. It is the intention of the parties that the Company, upon exercise of the Repurchase Option and payment of the Option Price, pursuant to the terms of this Agreement, shall be entitled to receive the Common Stock, in specie, in order to have such Common Stock available for future issuance without dilution of the holdings of other stockholders. Furthermore, it is expressly agreed between the parties that money damages are inadequate to compensate the Company for the Common Stock and that the Company shall, upon proper exercise of the Repurchase Option, be entitled to specific enforcement of its rights to purchase and receive said Common Stock.

                  (d) GOVERNING LAW; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company's principal place of business.

                  (e) FURTHER EXECUTION. The parties agree to take all such further action(s) as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

                  (f) INDEPENDENT COUNSEL. Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley Godward LLP, counsel to the Company and that Cooley Godward LLP does not represent, and is not acting on behalf of, Purchaser. Purchaser has been provided with an opportunity to consult with Purchaser's own counsel with respect to this Agreement.

                  (g) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.


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                  (h) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and
(iii) the balance of the Agreement shall be enforceable in accordance with its terms.

                  (i) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of _______________.

                                                   GLADSTONE CAPITAL CORPORATION



                                                     By
                                                       ------------------------

                                                     Title
                                                          ---------------------

                                            Address: 1750 Tysons Boulevard
                                                     4th Floor
                                                     McLean, Virginia 22102


                                                    PURCHASER


                                                   -----------------------------
                                                   (Name)

                                        Address:
                                                   ----------------------------

                                                   ----------------------------



ATTACHMENTS:
Exhibit A                           Grant Notice
Exhibit B                           Stock Assignment


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                                    EXHIBIT A

                                  GRANT NOTICE


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                                    EXHIBIT B

                                STOCK ASSIGNMENT



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                                STOCK ASSIGNMENT



         FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto Gladstone Capital Corporation, a Maryland corporation ("COMPANY"), pursuant to the Repurchase Option under that certain Early Exercise Stock Purchase Agreement, dated _______________ by and between the undersigned and the Company ("AGREEMENT"), _______________ (_______________) shares of
Common Stock of the Company standing in the undersigned's name on the books of the Company and does hereby irrevocably constitute and appoint the Company's Secretary attorney-in-fact to transfer said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Agreement, in connection with the repurchase of shares of Common Stock issued to the undersigned pursuant to the Agreement, and only to the extent that such shares remain subject to the Company's Repurchase Option under the Agreement.

Dated: _______________